Sino Gas Second Quarter and Half Year 2008 Earnings Conference Call

Mr. Yu-Chuan Liu, President and CEO; Mr. Zhou Jiang, Director of IR;
Ms. Bao-Ling, Wang, Finance Manager

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江舟 Mr. Jiang:

Good morning everyone and welcome to Sino Gas’ earnings conference call for the second quarter and half year 2008.I’m Jamchru, the Director of Investor Relations of this company. With us today are the company’s Chairman and CEO, Mr. Yu-chuan Liu, and Finance Manager, Ms. Bao-Ling, Wang.

Before I turn the call over to Mr. Liu, may I remind our listeners that in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission.In addition, any projections as to the Company’s future performance represent management’s estimates as of today, August 20, 2008. Sino Gas assumes no obligation to update these projections in the future as market conditions change.

And now it’s my pleasure to turn the call over to Sino Gas’ Chairman and CEO, Mr. Liu for opening remarks. And I will translate Mr. Liu’s introduction.

刘总 Mr. Liu:

女士们、先生们，早上好。欢迎来到中燃伟业 08 年第二季度及 08 财年上半年经营结果电话会议。

Good morning ladies and gentlemen and welcome to Sino Gas’ second quarter and first half of 2008 earnings results conference call.

我很高兴的告诉大家，通过公司全体员工的努力，我们 08 年第二季度的的收入相对于 07 年第二季度，增长达到 83%，相比 07 年上半年，我们 08 年上半年的收入增长达到 81%。这个增长归功于我们 20088 年上半年的接入户数比 07 年同期多 47%，销气量比07 年同期增加了 102%。

I am pleased to report that, under the efforts of the whole company, we made year on year sales grew 83% from the second quarter of 2008, and in the first half year of 2008, Sales were up 81% from 2008, as was due to 47% more new households connected and 102% more gas sold.

但是因为管理费用的增加和一些偶然性支出的原因，第二季度亏损 54 万美元，上半年亏损 39 万美元。我们的偶然性支出包括公司没有按时完成注册的 48 万美元的罚金及利息，第二季度结算的因注册导致的律师费用和财务顾问费用 34 万美元，和第二季度结算的美国共管帐户的 25 万美元，另外上半年还产生了萨班斯咨询费用 14 万美元，总计 120 万美元。

But because of the increase of the management expenses and some contingent expenses, in the second quarter, the company suffered a loss of 536,889 in second quarter, and a loss of 387,560 in the first half. Our contingent expenses included the penalties and interests of late registration and late effectiveness of 481,800 USD, the fee of legal counsel induced by then pending registration and financial consultant of 344,565 USD, and the escrow account expenses of 246,186. And the Oxley-Sarbanes also cost about 140,000 USD for consultation. And that’s 1.2 million USD in total.

虽然从收入的角度看，公司的增长依然保持了很高的速度，但是因为资本市场的恶化，我们的融资原计划一季度到位，但是到现在也未到，影响了公司的流动资金，导致了公司的利润下滑。而且中国近一年的高 CPI 也导致了紧缩的货币政策，房地产市场受到很大影响，我们的一些施工被迫推迟。所以我们只能很遗憾的告诉大家在融资无法按时完成的情况下，我们今年的利润目标很可能完不成了。但是订单依然在我们手里，市场的需求也不会发生变化，所以对于公司的长期前景我们依然很乐观。

Although the company kept its high growth rate from the perspective of revenue, the deterioration of the capital market delayed our financing which was planned to finish in the first quarter, negatively influenced our current capital and resulted in the declination of our profit. And the tight monetary policy caused by the high CPI lasting for more than one year, greatly influenced the real estate market, postponed some of our construction work. So we are sorry to tell you that as we couldn’t finish our financing on time, it’ll be greatly possible that we cannot accomplish our revenue target of this year. However, the orders are still in our hand, and the demand of the market will not change, therefore, we are still optimistic about the future of our company.

而且我们在保证现有市场发展的同时，我们也通过收购和开发新的天然气分销系统的方式进入了新的省和地区。我们已经完成了对铜山的收购，并且在云南省新设立了一个子公司，这个子公司也将是我们有机会进入另外 5 个云南的城市。虽然我们的主要业务仍然集中于中小城市，我们也在努力开拓大中城市市场。保定项目依然在我们的掌控，我们只需要完成融资就可以完成收购。

While we continue to expand our presence in our current markets, we are also aggressively expanding into new provinces and regions by buying and developing gas distribution systems. We have finished the acquisition of Tongshan, and established a new branch company in Yunnan Province, and this new company also give us a possibility to enter another 5 cities in Yunnan. Although our primary focus is the development of natural gas distribution systems in small and medium-sized cities, we also plan to expand into larger cities in second tier provinces. The Baoding project is still under our control. Once we finish our financing, we can secure the acquisition.

在现在的天然气分销市场中，Sino Gas 的强大管理团队和全面的发展战略能够保证我们在这个新兴行业中占据着一个很好的位置。

In the natural gas distribution marketplace in small and mid-sized cities, the strong management team and the comprehensive business strategy for growth of Sino Gas, guaranteed a good position in this growing industry.

那么我现在请我们的投资人关系部门的江舟对我们的运营和财务状况做一详细报告。

I would now like to give this meeting over to Mr. Jiang for a detailed presentation of our latest operations and financial results.

谢谢。

Thank you, Mr. Liu.

I am sorry to report that Sino Gas had the first quarter that recorded a loss. However, the 95% growth of gross profit still made our company exceptional.

Second Quarter 2008 Results

During the second quarter, revenue was $5.1 million, up 83.0% from $2.8 million in the second quarter of 2007.

Connection fees were $1.6 million, up 13.5% from the second quarter of 2007, and accounted for 30% of our revenues.

We connected 7,096 new households in the second quarter of 2008, 64% more new households than we connected in the second quarter of 2007.

Gas sales in the second quarter of 2008 were $3.57 million, up 150% from sales of $1.43 million in the second quarter of 2007, and accounted for 70% of our revenues in the quarter.

We sold 10.5 million cubic meters of gas in the second quarter of 2008, an increase of 95% over that in the second quarter of 2007.

Gross profit for the three months ended June 30, 2008 increased 74%, to $1.57 million from $0.9 million in the second quarter of 2007. The overall increase in gross profit was driven by the high increase of gas sales.

Gross margin in the second quarter of 2008 was 30.6%, compared to 32.3% in the second quarter of 2007. This was due to the increased quantity of gas sold in the second quarter of 2008.

Operating expenses in the second quarter of 2008 were $1.35 million (26.4% of revenue), up 245% from $390,781 (14% of revenue) in the second quarter of 2007. Operating expenses in the quarter increased, as Mr. Liu explained, because of a large sum of contingent expenses, and the increased staff salaries, social insurance costs, travel and communications expenses led by company’s expansion, and increased depreciation costs associated with the acquisition of new assets.

Operating income for the second quarter of 2008 was $0.22 million, a decrease of 57.5% from $0.51 million in the second quarter of 2007. Operating margin was 4.2% in the second quarter of 2008 compared to 18.3% in the second quarter of 2007.

Net income for the second quarter of 2008 recorded the first quarterly loss of 536,888, compared with a positive 504,814 in the second quarter of 2008.

Half Year 2008 Results

Revenue in first half of year 2008 was $9.5 million, up 81% from $5.2 million in 2007.

A total of 11,686 new households were connected in the first half of 2008, an increase of 64% from 6,586 new households connected in the same period of 2007. Revenue from connection fees was $2.9 million, up 46.5% from $2.0 million in 2007, equal to 31% of revenues.

Gas sales were 20.00 million cubic meters in the first half of 2008, a 70.4% increase from 11.73 million cubic meters in the same period of 2007. Revenue from gas sales was $6.55 million, up 102% from $3.25 million in 2007, equal to 70% of revenues.

Gross profit for the first half of 2008 increased 95.2%, to $2.9 million from $1.5 million in 2007. Gross margin in 2008 was 31.0%, compared to 28.7% in 2007.

Operating income for 2008 was $0.57 million, compared to $0.61 million in 2007. Operating margin was 6.0% in 2008 compared to 11.7% in 2007.

Net income for the first half of 2008 was negative $0.39 million, compared to $0.62 million in 2007.

Balance Sheet and Cash Flow

As of June 30, 2008, the Company had $8.2 million in cash and cash equivalents, $5.5 million in working capital and $7.3 million in short-term bank loans. Shareholders' equity on June 30, 2008 was $53.2 million, compared to $50.8 million on December 31, 2007. The Company generated a negative $3.56 million in cash from operating activities in 2008, compared to a positive $6.8 million in 2007. Cash from investing activities was $6.50 million in 2008, compared to $7.35 million in 2007.

As of December 31, 2008, there were 26,584,644 common shares outstanding, and 35,521,481 diluted shares.

Outlook

We started 2008 with 93,708 connected households. Our total number of residential customers was 105,394 at the end of June, 2008. Our distribution systems are in cities that currently have an addressable market of over 1,000,000 households.

We will continue to focus on expanding into small to middle size cities where there is little competition in obtaining franchises. Using the capital from our recent financing and additional debt financing, we expect to expand into a new medium-size city, Baoding, Hebei province, and two or three smaller cities very soon.

In February 2008, we entered into a framework agreement with Baoding Gas Company (“Baoding Gas”) and Baoding Public Utility Group in Baoding, Hebei Province. Under this agreement, we will provide RMB 30 million as deposit in the acquisition of Baoding Gas and convert it from a government utility to a private enterprise. Sino Gas plans to acquire Baoding Gas after this conversion is complete, and the RMB 30 million deposit given by the Company will become part of the acquisition cost. Baoding is one of the largest city in Hebei Province and the fourth largest county-level city in China, with a population of over 11 million people. Acquisition of Baoding Gas fits in with Sino Gas’ strategic growth plans. Once completed, Baoding Gas will bring in approximately 120,000 connected households with 200,000 households open for new connections. The acquisition will also introduce more than 30 industrial and commercial customers to our portfolio. With our existing strong presence in Hebei Province, we expect the addition of Baoding City will create significant synergy to our distribution networks in the area. And as Mr. Liu mentioned before, once we finish our financing, we can seal the acquisition.

In summary, although we are not satisfied with our results for the second quarter and first half of 2008, we are confident about our future and will continue to expand further in our existing markets and enter new markets in 2008.

Thank you.

With that, I will now open the call to your questions. Operator, please?

(Q&A session)